EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-14363) pertaining to the report dated October 9, 1998, with respect to the financial statements of the Dendrite 401(k) Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.



                                                  ARTHUR ANDERSEN LLP


Philadelphia, Pa.
March 15, 1999